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                                                            Exhibit 99.b8


                         DIMENSIONAL INVESTMENT GROUP INC.

                                CUSTODIAN AGREEMENT
                                ADDENDUM NUMBER ONE

       THIS AGREEMENT is made as of the 8th day of December, 1998 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly known as "Provident National Bank," a national banking association ("PNC").

                                W I T N E S S E T H:

       WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

       WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated July 12, 1991, as amended (the "Agreement") which as of the date hereof, is in full force and effect; and

       WHEREAS, PNC presently provides such services to the existing portfolios of the Fund, including a new series of the Fund, designated as Tax-Managed U.S. Marketwide Value Portfolio II, which are listed on Schedule A, attached hereto; and

       WHEREAS, Paragraph 1. of the Agreement provides that PNC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PNC and the Fund;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

       1.     The Agreement hereby is amended effective December 8, 1998 by:
              (a) replacing all references to the "DFA U.S. Large Cap Portfolio, Inc." with "Dimensional Investment Group Inc."

              (b) replacing all references to "Provident National Bank" with "PNC Bank, N.A.";

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              (c)    replacing all references to "Provident" with "PNC";

              (d) re-stating Paragraph 1 of the Agreement, to read as follows:
                     "1.    APPOINTMENT.
                            The Fund hereby appoints PNC to act as custodian of the securities of the portfolio securities, cash and other property belonging to each of the series of the Fund, as listed on Schedule A, attached hereto, (the "Portfolios") on the terms set forth in this Agreement. PNC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement.

              (e) re-stating Paragraph 2. of the Agreement to read as follows:
                     "2.    DELIVERY OF DOCUMENTS.
                            The Fund has furnished PNC with copies of properly certified or authenticated copies of each of the following:

                                   (a)    Current resolutions of the Fund's
                                          Board of Directors authorizing the
                                          appointment of PNC as custodian of the
                                          portfolio securities, cash and other
                                          property belonging to each Portfolio
                                          of the Fund as provided herein and
                                          approving this Agreement;

                                   (b)    Appendix A identifying and containing
                                          the signatures of the Fund's officers
                                          authorized to issue Oral Instructions
                                          and to sign Written Instructions, as
                                          hereinafter defined, on behalf of the
                                          Fund;

                                   (c)    The Fund's Articles of Incorporation,
                                          as amended;

                                   (d)    The Fund's current By-Laws, as
                                          amended;

                                   (e)    The current forms of specimen stock


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                                          certificates issued on behalf of the
                                          applicable portfolios;

                                   (f)    The current Investment Advisory
                                          Agreements between Dimensional Fund
                                          Advisors Inc. ("DFA") and the various
                                          series of the Fund);

                                   (g)    The current Sub-Advisory Agreement;

                                   (h) The current Facility Agreement between DFA and the Fund (the "Facility Agreement");

                                   (i)    The current Distribution Agreement
                                          between the Fund and DFA Securities
                                          Inc. (the "Distribution Agreement");

                                   (j)    The current Transfer Agency Agreement
                                          between PFPC Inc. (formerly,
                                          "Provident Financial Processing
                                          Corporation") (the "Transfer Agent")
                                          and the Fund dated as of July 12,
                                          1991, as amended  (the "Transfer
                                          Agency Agreement");

                                   (k)    The current Administration and
                                          Accounting Services Agreement between
                                          the Transfer Agent and the Fund dated
                                          as of July 12, 1991, as amended (the
                                          "Accounting Services Agreement"); and

                                   (l)    The Fund's current Prospectuses and
                                          Statements of Additional Information
                                          relating to each of its Portfolios.
                                          The Prospectuses and Statements of
                                          Additional Information, and all
                                          amendments and supplements thereto
                                          are hereinafter described as the
                                          "Prospectuses."

                            The Fund agrees to furnish to PNC from time to time properly certified or authenticated copies of all amendments or supplements to the foregoing, as applicable."

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              (f)    re-stating Paragraph 5. (a)(v), to read as follows:

                     "(v) for the redemption of the Fund's Shares pursuant to the procedures set forth in the Fund's current Prospectuses or Written Instructions amending such procedures."

       2. The fee schedules of PNC applicable to the Portfolios shall be as agreed in writing from time to time.

       3.     This Addendum supercedes all prior Amendments to the Agreement.

       4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

       5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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       IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the
Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                   DIMENSIONAL INVESTMENT GROUP INC.

                                   By:  /S/ IRENE R. DIAMANT
                                        --------------------
                                          Irene R. Diamant
                                          Vice President

                                   PNC BANK, N.A.

                                   By:  /S/ JOSEPH GRAMLICH
                                        -------------------
                                          Joseph Gramlich
                                          Senior Vice President


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                                                                    AMENDED AND
                                                      RESTATED DECEMBER 8, 1998

                                     APPENDIX A

                         DIMENSIONAL INVESTMENT GROUP INC.


              Name                                             Signature
              ----                                             ---------





















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                                                                     AMENDED AND
                                                       RESTATED DECEMBER 8, 1998

                                      SCHEDULE A

                                     SERIES OF
                         DIMENSIONAL INVESTMENT GROUP INC.

                      DFA 6-10 INSTITUTIONAL PORTFOLIO (4/93)
                      U.S. LARGE CAP VALUE PORTFOLIO II (7/94)
                        U.S. 6-10 VALUE PORTFOLIO II (7/94)
                   THE DFA INTERNATIONAL VALUE PORTFOLIO (12/93)
                    DFA INTERNATIONAL VALUE PORTFOLIO II (7/94)
                   DFA INTERNATIONAL VALUE PORTFOLIO III (12/94)
                   DFA ONE-YEAR FIXED INCOME PORTFOLIO II (10/94)
                     U.S. LARGE CAP VALUE PORTFOLIO III (12/94)
                 RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO (3/96)
              RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO (3/96)
                    RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO (3/96)
                        EMERGING MARKETS PORTFOLIO II (8/97)
                    DFA INTERNATIONAL VALUE PORTFOLIO IV (8/97)
               TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (12/98)
















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